Exhibit 10.5

BROOKFIELD ASSET MANAGEMENT INC.

- and -

BROOKFIELD CANGP LIMITED

- and -

BROOKFIELD CANADIAN GP L.P.

- and -

BROOKFIELD BBP CANADA HOLDINGS INC.

FORM OF VOTING AGREEMENT

•, 2016

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION		2
1.1	Definitions	2
1.2	Headings and Table of Contents	4
1.3	Interpretation	4
1.4	Invalidity of Provisions	4
1.5	Entire Agreement	5
1.6	Waiver, Amendment	5
1.7	Governing Law	5

ARTICLE 2
VOTING WITH RESPECT TO CANGP CO, CANGP LP AND CAPITAL LP		6
2.1	Voting at the Direction of CanHoldco	6
2.2	Slate of Nominees and General Guidelines	7
2.3	Removal of General Partner	7

ARTICLE 3
REPRESENTATIONS AND WARRANTIES		7
3.1	Representations and Warranties of Brookfield	7
3.2	Representations and Warranties of CanGP Co	8
3.3	Representations and Warranties of CanGP LP	9
3.4	Representations and Warranties of CanHoldco	9

ARTICLE 4
TERMINATION		10
4.1	Term	10
4.2	Termination	10

ARTICLE 5
GENERAL PROVISIONS		10
5.1	Assignment	10
5.2	General Prohibition on Transfer	11
5.3	Permitted Transfers	11
5.4	Enurement	11
5.5	Notices	11
5.6	Further Assurances	12
5.7	Counterparts	12

VOTING AGREEMENT

THIS AGREEMENT made as of the • day of •, 2016.

B E T W E E N:

BROOKFIELD ASSET MANAGEMENT INC.

(“Brookfield”)

- and -

BROOKFIELD CANGP LIMITED
(“CanGP Co”)

- and -

BROOKFIELD CANADIAN GP L.P.
(“CanGP LP”)

- and -

BROOKFIELD BBP CANADA HOLDINGS INC.
(“CanHoldco”)

RECITALS:

WHEREAS Brookfield, a corporation existing under the laws of the Province of Ontario, indirectly owns 100% of the common shares of CanGP Co (the “Common Shares”), a corporation existing under the laws of the Province of Ontario;

AND WHEREAS the CanGP Co is the general partner of CanGP LP;

AND WHEREAS the CanGP LP is the general partner of Capital L.P. (“Capital LP”);

AND WHEREAS CanHoldco is the limited partner of Capital LP;

AND WHEREAS Brookfield, CanGP Co, CanGP LP and CanHoldco have determined that it is advisable for CanHoldco to have control over the voting of the Common Shares and general partner units in Capital LP;

AND WHEREAS Brookfield, CanGP Co, CanGP LP and CanHoldco wish to enter into this Agreement to govern their relationship with respect to the voting of the Common Shares and general partner units in Capital LP;

NOW THEREFORE in consideration of one dollar ($1.00) and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties covenant and agree, each with the other, as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

1.1.1          “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.2          “Agreement” means this Voting Agreement;

1.1.3          “BBP” means Brookfield Business Partners L.P.

1.1.4          “BBP Group” means BBP, Holding LP, Capital LP, the Holding Entities, the Operating Entities and any other direct or indirect Subsidiary of a Holding Entity;

1.1.5          “Brookfield Fund” means any private investment entity, managed account, joint venture, consortium, partnership or investment fund established, sponsored or managed by a member of the Brookfield Group;

1.1.6          “Brookfield Group” means Brookfield, any of its Affiliates and any Brookfield Funds, but excludes any member of the BBP Group;

1.1.7          “Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York;

1.1.8          “Control” means the control by one Person of another Person in accordance with the following:  a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for greater certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B, or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose; and the term “Controlled” has the corresponding meaning;

1.1.9          “Effective Date” means the date of this Agreement;

1.1.10        “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s), director(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, that serves a similar function (or if any such general partner or managing partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function), and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director;

1.1.11        “Holding Entities” means Brookfield BBP Canada Holdings Inc., Brookfield BBP US Holdings Corporation, Brookfield BBP Bermuda Holdings Limited and any other primary holding Subsidiaries of Brookfield Business L.P. created or acquired after the date of this Agreement through which Brookfield Business L.P. indirectly holds its interest in the Operating Entities, excluding, for greater certainty, any Operating Entities;

1.1.12        “Operating Entities” means from time to time, the Persons in which Capital LP or the Holding Entities, directly or indirectly, hold interests, other than any Person in which the Holding Entities, directly or indirectly, hold interests for investment purposes only of less than 5% of the outstanding equity securities of that Person;

1.1.13        “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.14        “Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person;

1.1.15        “Term” has the meaning ascribed thereto in Section 4.1; and

1.1.16        “Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, hypothecation, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title, registered ownership, beneficial ownership or the right to receive proceeds or benefits of or from the subject matter passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing.

1.2                                                                               Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3                                                                               Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1          words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2          the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3          references to any Person include such Person’s successors and permitted assigns;

1.3.4          except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, all amendments made to such statute, regulation, policy, rule or instrument, and any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5          any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6          in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

1.3.7          except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

1.4                                                                               Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof.

To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.  The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5                                                                               Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement.  There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement.  No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement hereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact.  Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6                                                                               Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right.  A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

1.7                                                                               Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or any argument that such court provides an inconvenient forum.

ARTICLE 2
VOTING WITH RESPECT TO CANGP CO, CANGP LP AND CAPITAL LP

2.1                                                                               Voting at the Direction of CanHoldco

Each of Brookfield, CanGP Co and CanGP LP agree that it will vote (and it will cause any other entity that it Controls to vote) or otherwise exercise rights with respect to the Common Shares and the general partner units in CanGP LP and Capital LP as follows:

2.1.1          in favour of the election of directors approved by CanHoldco provided such directors meet the requirements stipulated under the bye-laws of CanGP Co and any other applicable laws to which CanGP Co may be subject from time to time; and

2.1.2          in accordance with the direction of CanHoldco with respect to the approval or rejection of the following matters relating to Capital LP:

2.1.2.1          any sale of all or substantially all of its assets;

2.1.2.2          any merger, amalgamation, consolidation, business combination or other material corporate transaction, except in connection with any internal reorganization that does not result in a change of control;

2.1.2.3          any plan or proposal for a complete or partial liquidation or dissolution, or any reorganization or any case, proceeding or action seeking relief under any existing laws or future laws relating to bankruptcy or insolvency;

2.1.2.4          any amendment to the limited partnership agreement of Capital LP; or

2.1.2.5          any commitment or agreement to do any of the foregoing;

2.1.3          in accordance with the direction of CanHoldco with respect to the approval or rejection of the following matters relating to CanGP LP:

2.1.3.1          any sale of all or substantially all of its assets;

2.1.3.2          any merger, amalgamation, consolidation, business combination or other material corporate transaction, except in connection with any internal reorganization that does not result in a change of control;

2.1.3.3          any plan or proposal for a complete or partial liquidation or dissolution, or any reorganization or any case, proceeding or action seeking relief under any existing laws or future laws relating to bankruptcy or insolvency;

2.1.3.4          any amendment to the limited partnership agreement of CanGP LP; or

2.1.3.5          any commitment or agreement to do any of the foregoing;

2.1.4          in accordance with the direction of CanHoldco with respect to the approval or rejection of the following matters relating to CanGP Co:

2.1.4.1          any sale of all or substantially all of its assets;

2.1.4.2          any merger, amalgamation, consolidation, business combination or other material corporate transaction, except in connection with any internal reorganization that does not result in a change of control;

2.1.4.3          any plan or proposal for a complete or partial liquidation or dissolution, or any reorganization or any case, proceeding or action seeking relief under any existing laws or future laws relating to bankruptcy or insolvency; or

2.1.4.4          any commitment or agreement to do any of the foregoing.

2.2                                                                               Slate of Nominees and General Guidelines

For purposes of Section 2.1, CanHoldco may maintain, from time to time, an approved slate of nominees or provide written direction to Brookfield, CanGP Co and/or CanGP LP with respect to the approval or rejection of any matter in the form of general guidelines, policies or procedures in which case no further approval or direction will be required.  Any such general guidelines, policies or procedures may be modified by CanHoldco in its discretion.

2.3                                                                               Removal of General Partner

Brookfield agrees that it will not (and it will cause any other entity that it Controls not to) exercise its right under the limited partnership agreement for CanGP LP to remove CanGP Co as general partner of CanGP LP except with the prior written consent of CanHoldco.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                                                                               Representations and Warranties of Brookfield

Brookfield hereby represents and warrants to CanGP Co, CanGP LP and CanHoldco that:

3.1.1          it is validly organized and existing under the relevant laws governing its formation and existence;

3.1.2          it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

3.1.3          it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

3.1.4          the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

3.1.5          no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

3.1.6          this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally, and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

3.2                                                                               Representations and Warranties of CanGP Co

CanGP Co hereby represents and warrants to Brookfield, CanGP LP and CanHoldco that:

3.2.1          it is validly organized and existing under the relevant laws governing its formation and existence;

3.2.2          it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

3.2.3          it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

3.2.4          the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

3.2.5          no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

3.2.6          this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally, and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

3.3                                                                               Representations and Warranties of CanGP LP

CanGP LP hereby represents and warrants to Brookfield, CanGP Co and CanHoldco that:

3.3.1          it and its general partner are validly organized and existing under the relevant laws governing their formation and existence;

3.3.2          its general partner on its behalf has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

3.3.3          its general partner on its behalf has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

3.3.4          the execution and delivery of this Agreement by its general partner on its behalf and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, bye-laws, constituent documents or other organizational documents;

3.3.5          no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by its general partner on its behalf of this Agreement; and

3.3.6          this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally, and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

3.4                                                                               Representations and Warranties of CanHoldco

CanHoldco hereby represents and warrants to Brookfield, CanGP Co and CanGP LP that:

3.4.1          it is validly organized and existing under the relevant laws governing its formation and existence;

3.4.2          it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

3.4.3          it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

3.4.4          the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

3.4.5          no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

3.4.6          this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally, and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 4
TERMINATION

4.1                                                                               Term

The term of this Agreement (“Term”) will begin on the Effective Date and will continue in full force and effect until terminated in accordance with Section 4.2.

4.2                                                                               Termination

The rights and obligations of the parties to this Agreement will terminate and no longer be of any effect (i) at such time that BBP ceases to own, directly or indirectly, through its Subsidiaries, any limited partnership interest in Capital LP, (ii) upon 30 days’ notice given by CanHoldco, (iii) at such time that CanGP Co (or its successors or permitted assigns) involuntarily ceases to be the general partner of CanGP LP, or (iv) at such time that BBP (or its successors or permitted assigns) or one of its Subsidiaries is appointed as the general partner of Capital LP.

ARTICLE 5
GENERAL PROVISIONS

5.1                                                                               Assignment

5.1.1          None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other parties.

5.1.2          Any purported assignment of this Agreement in violation of this Section 5.1 shall be null and void.

5.2                                                                               General Prohibition on Transfer

During the term of this Agreement, and except with the prior written consent of CanHoldco or as otherwise permitted by this Agreement, no Transfers of the Common Shares are permitted.

5.3                                                                               Permitted Transfers

Brookfield may Transfer Common Shares to any of its Affiliates provided that the transferee executes an instrument in writing agreeing to be bound by this Agreement.

5.4                                                                               Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.5                                                                               Notices

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided.  Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee.  Notice of change of address will also be governed by this section.  In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

5.5.1          if to Brookfield:

Brookfield Asset Management Inc.
Brookfield Place, 181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario
M5J 2T3

Attention:            Vice President, Legal Affairs

5.5.2          if to CanGP Co:

[Brookfield CanGP Limited.

Brookfield Place, 181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario
M5J 2T3

Attention:             Vice President, Legal Affairs]

5.5.3          if to CanGP LP:

[Brookfield Canadian GP L.P.

Brookfield Place, 181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario
M5J 2T3

Attention:            Secretary]

5.5.4          if to CanHoldco:

[Brookfield BBP Canadian Holdings Inc.

Brookfield Place, 181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario
M5J 2T3

Attention:             Vice President, Legal Affairs]

or to such other addresses as a party may from time to time notify the others in accordance with this Section 5.5.

5.6                                                                               Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

5.7                                                                               Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:
Name: A.J. Silber
Title: Authorized Signatory

BROOKFIELD CANADIAN GP L.P., by its general partner, BROOKFIELD CANGP LIMITED

By:
Name:
Title: Director

BROOKFIELD CANGP LIMITED

By:
Name:
Title: Director

BROOKFIELD BBP CANADIAN HOLDINGS INC.

By:
Name:
Title: Director

Voting Agreement